Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below, as a member of the Board of Directors, or as an officer, of Expedia Group, Inc., a Delaware corporation (the “Corporation”), or as a member of a committee of said Board, or in all of said capacities, hereby constitutes and appoints Mark D. Okerstrom, Robert J. Dzielak and Alan Pickerill, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file: (i) a registration statement on Form S-4, or such other form as may be recommended by counsel, to be filed with the Securities and Exchange Commission, and any and all amendments and post-effective amendments thereto, and any and all instruments and documents filed as a part of or in connection with the said registration statement or amendments thereto, covering the offering and issuance of common stock of the Corporation in accordance with the terms of that certain Agreement and Plan of Merger, dated as of April 15, 2019, by and among the Corporation, LEMS II Inc., LEMS I LLC and Liberty Expedia Holdings, Inc. (the “Merger Agreement”); and (ii) any and all additional registration statements, including one or more Registration Statements on Form S-8, Form S-3, Form S-1 or such other form as may be recommended by counsel, to be filed with the Securities and Exchange Commission, and any and all amendments and post-effective amendments thereto, and any and all instruments and documents filed as a part of or in connection with the said registration statements or amendments thereto, covering the offering and issuance of common stock or other equity based securities of the Corporation pursuant to employee benefit or incentive plans or interests in such plans in connection with the transactions contemplated by the Merger Agreement; in each case granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or any one of them, shall do or cause to be done by virtue hereof.

This power of attorney shall be effective as of April 15, 2019 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the secretary of Expedia Group, Inc.

Signature	Title

/s/ Mark D. Okerstrom	Chief Executive Officer, President and Director
Mark D. Okerstrom

/s/ Barry Diller	Director (Chairman of the Board)
Barry Diller

/s/ Peter M. Kern	Director (Vice Chairman)
Peter M. Kern

/s/ Susan C. Athey	Director
Susan C. Athey

/s/ A. George Battle	Director
A. George Battle

/s/ Courtnee A. Chun	Director
Courtnee A. Chun

Signature	Title

/s/ Chelsea Clinton	Director
Chelsea Clinton

/s/ Pamela L. Coe	Director
Pamela L. Coe

/s/ Jonathan L. Dolgen	Director
Jonathan L. Dolgen

/s/ Craig A. Jacobson	Director
Craig A. Jacobson

/s/ Victor A. Kaufman	Director
Victor A. Kaufman

/s/ Dara Khosrowshahi	Director
Dara Khosrowshahi

/s/ Christopher W. Shean	Director
Christopher W. Shean

/s/ Alexander von Furstenberg	Director
Alexander von Furstenberg